UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2005
Date of Report (Date of earliest event reported)

CARLETON VENTURES CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 306, 1140 Homer Street
Vancouver, British Columbia Canada	V6B 2X6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1          REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01          Entry into a Material Definitive Agreement.

Carleton Ventures Corp. (the “Company”) has entered into a mineral property purchase agreement with Ubex Capital Inc. (“Ubex”) dated April 26th, 2005. The Company is acquiring an undivided 100% right, title and interest in two mineral exploration properties located in the Athabasca Basin area of Northern Saskatchewan. The agreement is subject to Ubex retaining a 2% royalty. Total consideration for this acquisition consists of a cash payment in the amount of CDN $40,756.95.

Ubex Capital Inc. is 100% owned by Dennis Higgs, a director of the Company. Ubex will retain a royalty of 2% on the property and will split the royalty (1% each) with Darcy Higgs, who is a greater than 5% shareholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLETON VENTURES CORP.

	By:	“Aileen Lloyd”

DATE: May 16, 2005		AILEEN LLOYD
Director/ Corp. Secretary